Exhibit 10.19
OTIS WORLDWIDE CORPORATION
COMPANY AUTOMATIC CONTRIBUTION EXCESS PLAN
Amendment #1

The Otis Worldwide Corporation Company Automatic Contribution Excess Plan, as of January 1, 2020 (the “Plan”) is hereby amended, effective as of the dates indicated below, as follows:
1.Effective January 1, 2022, Article II(k) is hereby amended as follows:
“(k)    Election Form means the form or process provided by the Committee to Participants electronically or in paper form for the purpose of changing the method of distribution and/or specifying the percentage allocation among the Investment Funds with respect to a Participant’s Plan Account.”
2.Effective January 1, 2020, Article II(w) is hereby amended as follows:
“(w)    Qualified Saving Plan means the United Technologies Corporation Employee Savings Plan until the Spin-off date and means the Otis Retirement Savings Plan from and after the Spin-off date.”
3.Effective January 1, 2022, Section 3.2 is hereby amended by deleting the parenthesis (“Initial Enrollment Period”) at the end of its paragraph.
4.Effective January 1, 2022, Section 4.1 is hereby amended as follows:
“4.1    Default Distribution Election.
A Participant’s Plan Account shall be paid in a lump sum at the time provided in Section 7.1, unless such Participant (i) elects to receive his or her Plan Account in two (2) to fifteen (15) annual installments and/or at a time of distribution other than as provided in Section 7.1 in accordance with Section 4.3 (Change in Distribution Election), or (ii) has made such an election prior to January 1, 2022, which is or becomes effective in accordance with its terms and the terms of the Plan as then in effect.”
5.Effective January 1, 2022, Section 4.2 is hereby deleted in its entirety and Sections 4.3, 4.4 and Section 4.5 are renumbered 4.2, 4.3, 4.4, respectively, and any cross-references to these sections are hereby amended accordingly.
6.Effective January 1, 2022, the introductory paragraph of Section 4.3 (Change in Distribution Election) [formerly 4.4] is hereby amended as follows:
“Subject to Section 7.4 (Separation from Service before Attaining Age Fifty (50)), a Participant may make an irrevocable election to change the default lump sum payment distribution to installments and make subsequent changes to the time and form of distribution, including by changing the number of installments, the commencement date, or both, for his or her Plan Account; provided that such change to the time or form of distribution must meet all of the following requirements:”

7.Effective January 1, 2020, the last sentence of Section 4.3 (Change in Distribution Election) [formerly 4.4] is hereby deleted.
8.Effective January 1, 2022, Section 5.1(b) is hereby amended as follows:
“(b)    Due to IRS Contribution Limit. A Participant shall be immediately eligible to receive an allocation of Company Automatic Contributions for a Plan Year, if and to the extent, such contributions on behalf of the Participant to the Qualified Savings Plan for the Plan Year are limited by the IRS Contribution Limit, and provided further that the Participant has made the maximum elective deferrals to the Qualified Savings Plan permitted under Section 402(g) of the Code for such year. This contribution shall be a percentage of the Participant’s Eligible Earnings up to the IRS Compensation Limit based on the Participant’s date of hire and age as of December 31 of the Plan Year for which the contribution is credited determined under the Company Automatic Contribution formula applicable to the Participant in the Qualified Savings Plan, with respect to Eligible Earnings paid to the Participant once the IRS Contribution Limit is reached, and will stop once the Participant’s Eligible Earnings equal the IRS Compensation Limit for the Plan Year.”
9.Effective January 1, 2022, Section 5.2. is hereby amended as follows:
“Section 5.2    Company Matching Contribution Eligibility and Amount.
A Participant shall be eligible to receive an allocation of Company Matching Contributions for a Plan Year, if and to the extent, such Participant’s Qualified Savings Plan Contributions for such Plan Year are limited by the IRS Contribution Limit, and provided further that the Participant has made the maximum elective deferrals to the Qualified Savings Plan permitted under Section 402(g) of the Code for such year. The allocation will be made with respect to Eligible Earnings paid to the Participant once the IRS Contribution Limit is reached, and will stop once the Participant’s Eligible Earnings equal the IRS Compensation Limit for the Plan Year. The amount of the Company Matching Contribution shall be calculated in the same manner that Company Matching Contributions would be calculated under the Qualified Savings Plan if the IRS Contribution Limit did not apply and assuming that the Participant would have continued to contribute the amount necessary to receive the maximum match under the Qualified Savings Plan if the Participant were permitted to do so but for the IRS Contribution Limit. In no event shall a Participant be eligible for an allocation of Company Matching Contributions under this Plan with respect to Eligible Excess Compensation, or if such contributions are made under the Qualified Savings Plan or credited under any other Company deferred compensation plan with respect to the same Eligible Earnings.”
10.Effective January 1, 2020, Section 5.3 is hereby amended as follows:
“5.3    Timing of Contribution.
Allocation of Company Automatic Contributions, Benefit Reduction Contributions and Company Matching Contributions shall be made no less frequently than annually with respect to each Plan Year. The Corporation may in its sole discretion credit additional amounts to Participants’ Plan Accounts, may specify vesting requirements applicable to such additional amounts and need not treat Participants uniformly.”

11.Effective December 1, 2021, Section 5.4. is hereby amended as follows:
“5.4    Vesting of Contributions.
A Participant shall be vested in the value of contributions credited to his or her Plan Account upon the first to occur of the following: participation in the Plan (including the UTC CACEP prior to the Spin-off) for two (2) years; completion of two (2) years of “Continuous Service” (as defined in the Qualified Savings Plan); attainment of age sixty-five (65); the death or Disability of the Participant while employed by an Otis Company; the layoff of a Participant from an Otis Company due to lack of work; or the Participant’s entrance into United States military service before completing two (2) years of Plan participation.”
12.Effective January 1, 2022, Section 7.2 is hereby amended as follows:
“7.2    Method of Distribution.
Except as provided in Section 7.4 (Separation from Service before Attaining Age Fifty (50)) or Section 7.6 (Death), a Plan Account will be distributed to the Participant in a single lump-sum payment, or as otherwise provided in a change in distribution election made pursuant to Section 4.3. If a Participant has elected to receive annual installment distributions in accordance with Section 4.3, they shall be payable to the Participant beginning on the payment commencement date and continuing as of each anniversary of the payment commencement date thereafter until all installments have been paid. To determine the amount of each installment, the value of the Participant’s Plan Account on the payment date will be multiplied by a fraction, the numerator of which is one and the denominator of which is the remaining number of scheduled installments.”
13.Effective January 1, 2022, Section 7.4 is hereby amended as follows:
“7.4    Separation from Service before Attaining Age Fifty (50).
If a Participant’s Separation from Service occurs before the Participant attains age fifty (50), the full value of the Participant’s Plan Account will be distributed to the Participant in a lump-sum payment in April of the calendar year following the calendar year of the Participant’s Separation from Service (or, if the Participant is a Specified Employee at the time of his or her Separation from Service, on the date provided in Section 7.5 below, if later) regardless of any election to change the time or form of distribution.”
14.Effective January 1, 2021, the first sentence of Section 8.1 is hereby amended as follows:
“The Committee may, at any time, amend the Plan in whole or in part, provided that no amendment may decrease the value of any Plan Accounts as of the date of such amendment.”

IN WITNESS WHEREOF, this amendment has been duly executed by the Vice President, Total Rewards of Otis Worldwide Corporation as of the date indicated below.

                    /s/ Steve Stevenson
                    Vice President, Total Rewards
                    Steve Stevenson

Dated: December 23, 2021
4